UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 9, 2008 (October 8, 2008)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On October 9, 2008, Spectrum Brands, Inc. (the "Company") announced that Amy Yoder voluntarily resigned from her position as President, United Industries, the president of the Company's Home & Garden Business Segment, effective as of October 8, 2008, to pursue other opportunities.

In connection with Ms. Yoder's resignation, the Company and Ms. Yoder entered into a separation agreement, dated October 9, 2008 (the "Separation Agreement").  The Separation Agreement entitles Ms. Yoder to the following cash payments:

•	$500,000 as salary continuation, payable in equal monthly installments;
•
bonuses for fiscal year 2008 to which Ms. Yoder would otherwise have been entitled under her Employment Agreement with the Company, entered into as of March 27, 2007 and as amended on June 9, 2008 (the "Employment Agreement") but for her resignation, in each case subject to the Company's satisfaction of performance measures;

•
$250,000 as payment for fiscal year 2008 under the Company's long term incentive plan, payable at the time bonuses under the Company's long term incentive plan are otherwise paid to Company's employees;

•	the value of Ms. Yoder's accrued and used vacation; and
•	$225,000 payable on December 31, 2008.

In addition, under the Separation Agreement, Ms. Yoder is entitled to certain other benefits, including 15-month continuation of medical and other welfare benefits, continued coverage under the Company's director and officer insurance, continued monthly car allowance payments until January 30, 2010 and outplacement services.  The Separation Agreement also provides for mutual general releases, subject to certain customary carve-outs.

As a result of the Separation Agreement, only the noncompetition, nonsolicitation and confidentiality agreements and certain other provisions regarding interpretation and remedies of the Employment Agreement remain in effect.  The Separation Agreement provides that all other agreements between Ms. Yoder and the Company, including, but not limited to, the Retention Agreement entered into as of June 8, 2008 between Ms. Yoder and the Company (the "Retention Agreement"), are terminated.

The Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q on August 10, 2007, and the amendment to the Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10.22 to the Company's Quarterly Report on Form 10-Q on August 8, 2008.  The Retention Agreement was filed with the Securities and Exchange Commission as Exhibit 10.20 to the Company's Quarterly Report on Form 10-Q on August 8, 2008.

Effective upon Ms. Yoder's resignation, David Lumley, President of the Company's Global Battery & Personal Care Business Segment, will oversee the day-to-day operations of the Home & Garden Business Segment in addition to his current responsibilities with the Company.  Mr. Lumley will also lead the Company's continuing efforts to review its Home & Garden organization and infrastructure in an effort to make this business more focused and cost effective and to drive profitable growth.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer